UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

(Amendment No.                 )

Check the appropriate box:

[ ]	Preliminary information statement.

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

[X]	Definitive information statement.

GREAT-WEST FUNDS, INC.

(Name of Registrant as Specified in its Charter)

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[ ]	Fee paid previously with preliminary materials.

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IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Regarding the Great-West Global Bond Fund

This notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Great-West Global Bond Fund (the “Fund”). We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Great-West Capital Management, LLC (“GWCM”) is the investment adviser to Great-West Funds, Inc. (“Great-West Funds”), including the Fund. GWCM provides investment advisory, fund operations, and accounting services to Great-West Funds. GWCM, at its own expense, may select and contract with sub-advisers to manage investments of one or more of the series of Great-West Funds.

Great-West Funds operates under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission. The order generally permits GWCM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board of Directors of Great-West Funds (“Board”) must approve such sub-advisory agreements, and Great-West Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

Effective July 9, 2021, BlueBay Asset Management LLP (“BlueBay”) replaced Franklin Advisers, Inc. (“Franklin”) as a sub-adviser of the Fund. Additionally, sub-adviser responsibilities handled by Mellon Investments Corporation (“Mellon”) transitioned to Insight North America LLC (“Insight”), an affiliate of Mellon, on September 1, 2021. At a meeting held on June 9-10, 2021, the Board, including a majority of the directors who are not “interested persons” of Great-West Funds or GWCM, as defined in the Investment Company Act of 1940, as amended, unanimously approved (i) the investment sub-advisory agreement (the “BlueBay Sub-Advisory Agreement”) between Great-West Funds, GWCM and BlueBay and (ii) the investment sub-advisory agreement (the “Insight Sub-Advisory Agreement”) between Great-West Funds, GWCM and Insight, each with respect to the Fund (the BlueBay Sub-Advisory Agreement and Insight Sub-Advisory Agreement are collectively referred to as the “Agreements”).

Each sub-adviser is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GWCM and overseen by the Board. The replacement of Franklin with BlueBay and transition from Mellon to Insight as sub-advisers do not change the Fund’s fees and expenses because GWCM pays BlueBay’s and Insight’s fees from the management fees the Fund already pays GWCM. Additional information about GWCM, BlueBay, Insight, the Agreements and the Board’s approval of the Agreements is contained in the Information Statement.

We will mail this Important Notice of Internet Availability of Information Statement on or about October 7, 2021. This Information Statement will be available at www.greatwestinvestments.com until January 5, 2022. You may also obtain a paper or email copy of this information statement, without charge, by calling (866) 831-7129. If you have any questions about this Notice of Internet Availability of Information Statement, please contact your financial adviser (if applicable) or contact the Fund at the phone number provided above.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Shareholder,

We are writing to inform you of a recent sub-adviser change to the Great-West Global Bond Fund (the “Fund”), a series of Great-West Funds, Inc. (“Great-West Funds”). Effective July 9, 2021, BlueBay Asset Management LLP (“BlueBay”) replaced Franklin Advisers, Inc. (“Franklin”) as a sub-adviser of the Fund. Additionally, sub-adviser responsibilities handled by Mellon Investments Corporation (“Mellon”) transitioned to Insight North America LLC (“Insight”), an affiliate of Mellon, on September 1, 2021. At a meeting held on June 9-10, 2021, the Board of Directors of Great-West Funds (“Board”), including a majority of the directors who are not “interested persons” of Great-West Funds or GWCM, as defined in the Investment Company Act of 1940, as amended, unanimously approved (i) the investment sub-advisory agreement (the “BlueBay Sub-Advisory Agreement”) between Great-West Funds, GWCM and BlueBay and (ii) the investment sub-advisory agreement (the “Insight Sub-Advisory Agreement”) between Great-West Funds, GWCM and Insight, each with respect to the Fund (the BlueBay Sub-Advisory Agreement and Insight Sub-Advisory Agreement are collectively referred to as the “Agreements”).

Great-West Funds operates under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission. The order generally permits GWCM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board must approve such sub-advisory agreements, and Great-West Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

Please read the enclosed information statement carefully because it describes the Fund’s investment management structure, the Agreements with BlueBay and Insight, background information about BlueBay and Insight, factors that the Board considered in approving the Agreements with BlueBay and Insight and other important information.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to contact Great-West Funds at (866) 831-7129. We thank you for your continued support and investments.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

Jonathan D. Kreider
President & Chief Executive Officer
Great-West Funds, Inc.

GREAT-WEST FUNDS, INC.

Great-West Global Bond Fund

Executive Offices & Mailing Address:	8515 East Orchard Road Greenwood Village, Colorado 80111

INFORMATION STATEMENT

The purpose of this Information Statement is to notify shareholders of the Great-West Global Bond Fund (the “Fund”), that effective July 9, 2021, BlueBay Asset Management LLP (“BlueBay”) replaced Franklin Advisers, Inc. (“Franklin”) as a sub-adviser of the Fund. Additionally, sub-adviser responsibilities handled by Mellon Investments Corporation (“Mellon”) transitioned to Insight North America LLC (“Insight”), an affiliate of Mellon, on September 1, 2021.

Great-West Capital Management, LLC (“GWCM”), a Colorado limited liability company located at 8515 East Orchard Road, Greenwood Village, Colorado 80111, is the investment adviser to Great-West Funds, Inc. (“Great-West Funds”), including the Fund. GWCM provides investment advisory, fund operations, and accounting services to Great-West Funds. GWCM, at its own expense, may select and contract with sub-advisers to manage investments of one or more of the series of Great-West Funds.

Great-West Funds operates under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission (“SEC”). The order generally permits GWCM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board of Directors of Great-West Funds (“Board”) must approve such sub-advisory agreements, and Great-West Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

At a meeting held on June 9-10, 2021, the Board, including a majority of the directors who are not “interested persons” of Great-West Funds or GWCM (“Independent Directors”), as defined in the Investment Company Act of 1940, as amended (“1940 Act”), unanimously approved (i) the investment sub-advisory agreement (the “BlueBay Sub-Advisory Agreement”) between Great-West Funds, GWCM and BlueBay and (ii) the investment sub-advisory agreement (the “Insight Sub-Advisory Agreement”) between Great-West Funds, GWCM and Insight, each with respect to the Fund (the BlueBay Sub-Advisory Agreement and Insight Sub-Advisory Agreement are collectively referred to as the “Agreements”).

Each sub-adviser is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GWCM and overseen by the Board. The replacement of Franklin with BlueBay and transition from Mellon to Insight as sub-advisers do not change the Fund’s fees and expenses because GWCM pays BlueBay’s and Insight’s fees from the management fees the Fund already pays GWCM. Additional information about GWCM, BlueBay, Insight, the Agreements and the Board’s approval of the Agreements is contained in the Information Statement.

Instead of delivering a paper copy of the Information Statement, Great-West Funds has made the Information Statement available to you online at www.greatwestinvestments.com until January 5, 2022. A paper or email copy of this Information Statement may be obtained, without charge, by calling (866) 831-7129.

Please read this information statement carefully because it contains important information.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Prior to the appointment of BlueBay and the transition to Insight as the sub-advisers of the Fund, Franklin and Mellon served as sub-advisers pursuant to sub-advisory agreements among GWCM, Great-West Funds on behalf of the Fund, and Franklin and Mellon, respectively (the “Franklin Sub-Advisory Agreement”, the “Mellon Sub-Advisory Agreement” and collectively, the “Previous Sub-Advisory Agreements”). The Previous Sub-Advisory Agreements were most recently renewed by the Board (including a majority of the Independent Directors) on April 20, 2021, in connection with the Board’s annual review and continuance of such agreements; the Franklin Sub-Advisory Agreement was terminated effective July 9, 2021 and the Mellon Sub-Advisory Agreement was terminated effective September 1, 2021. The Previous Sub-Advisory Agreements contemplated that GWCM could implement a multi-manager approach to the sub-advisory services to be provided to the Fund. Under this multi-manager approach, each sub-adviser was responsible for the investment and re-investment of the portion of the Fund’s assets allocated to it by GWCM (each portion so allocated, a “Fund Account”), and for making decisions to buy, sell or hold any particular security with respect to its Fund Account.

The transition of Mellon to Insight was a result of BNY Mellon Investment Management realigning several of its investment firms. As a result of this realignment, portfolio managers responsible for managing the Fund’s investments who were employees of Mellon, became employees of Insight and will continue to manage the Fund’s investments. Additionally, there was no increase in the sub-advisory fees payable by GWCM to Insight as a result of this transition.

In making these changes, GWCM reviewed current performance of the Fund and considered various criteria in connection with the change of sub-advisers including: (1) the nature, extent and quality of services; (2) investment performance; (3) profitability and other benefits to BlueBay and Insight; (4) economies of scale; and (5) other factors such as each of BlueBay’s and Insight’s compliance manual, code of ethics, proxy voting policies, Form ADV and the investment team’s biographies. Upon completion of the review process, GWCM recommended to the Board approval of BlueBay and Insight as the new sub-advisers of the Fund.

THE GWCM INVESTMENT ADVISORY AGREEMENT

GWCM is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). GWCM is a wholly-owned subsidiary of Great-West Life & Annuity Insurance Company (“GWL&A”), which is a wholly-owned subsidiary of GWL&A Financial, Inc., a Delaware holding company. GWL&A Financial, Inc. is an indirectly owned subsidiary of Great-West Lifeco Inc., which is a Canadian financial services holding company with operations in Canada, the United States and Europe, and a member of the Power Financial Corporation group of companies. Power Financial Corporation is a wholly-owned subsidiary of Power Corporation of Canada, a Canadian holding and management company. The Desmarais Family Residuary Trust, a trust established pursuant to the Last Will and Testament of the Honourable Paul G. Desmarais, directly and indirectly controls a majority of the voting shares of Power Corporation of Canada.

Pursuant to an Amended and Restated Investment Advisory Agreement, as amended (the “GWCM Investment Advisory Agreement”), GWCM acts as investment adviser and, subject to the supervision of the Board, directs the investments of the Fund in accordance with its investment objectives, policies, and limitations.

GWCM has also contracted to perform, or supervise the performance of, Great-West Funds’ fund operations and accounting services in connection with the management of Great-West Funds, including the Fund, and all financial reporting for Great-West Funds. These services include: coordinating all matters relating to the functions of the custodian, transfer agent, accountants, attorneys, and other parties performing services or operational functions for Great-West Funds; providing such administrative and clerical functions as are necessary to provide effective administration of the Great-West Funds, including services in connection with production and filing of certain reports and maintenance of certain books and records of Great-West Funds; providing Great-West Funds with adequate office space and related services necessary for its operations (excluding recordkeeping and other administrative services provided to shareholders of Great-West Funds).

The GWCM Investment Advisory Agreement became effective on May 1, 2017 and was most recently renewed by the Board (including a majority of the Independent Directors) on April 20, 2021, in connection with the Board’s annual review and continuance of such agreement. As approved, the GWCM Investment Advisory Agreement will remain in effect with respect to the Fund until April 30, 2022, and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors or by vote of a majority of the outstanding shares of the Fund. Any material amendment to the GWCM Investment Advisory Agreement will only become effective with respect to the Fund upon approval by vote of a majority of the outstanding voting securities of the Fund. The GWCM Investment Advisory Agreement is not assignable and may be terminated without penalty with respect to the Fund either by the Board or by vote of a majority of the outstanding voting securities of the Fund or by GWCM, each on 60 days’ notice to the other party.

In connection with the change in sub-advisers, the management fee payable by the Fund to GWCM was reduced. Effective July 9, 2021, for services provided under the GWCM Investment Advisory Agreement, the Fund pays GWCM a management fee of 0.57% of the Fund’s average daily net assets on assets up to $1 billion; 0.52% of the Fund’s average daily net assets on assets over $1 billion; and 0.47% of the Fund’s average daily net assets on assets over $2 billion.

Prior to July 9, 2021, the Fund paid GWCM a management fee of 0.58% of the Fund’s average daily net assets on assets up to $1 billion; 0.53% of the Fund’s average daily net assets on assets over $1 billion; and 0.48% of the Fund’s average daily net assets on assets over $2 billion. During the fiscal year ended December 31, 2020, Great-West Funds paid GWCM $2,603,619 for its services to the Fund pursuant to the GWCM Investment Advisory Agreement.

THE SUB-ADVISORY AGREEMENT WITH BLUEBAY

The BlueBay Sub-Advisory Agreement among GWCM, Great West Funds on behalf of the Fund, and BlueBay became effective on July 9, 2021. The BlueBay Sub-Advisory Agreement was unanimously approved at a meeting held on June 9-10, 2021 by the Board (including a majority of the Independent Directors). As approved, the BlueBay Sub-Advisory Agreement is effective for an initial period of two years, and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors of Great-West Funds, GWCM and BlueBay.

Similar to the Franklin Sub-Advisory Agreement, the BlueBay Sub-Advisory Agreement contemplates a multi-manager approach to the sub-advisory services provided to the Fund. Under this multi-manager approach, each sub-adviser is responsible for the investment and re-investment of its respective Fund Account, and for making decisions to buy, sell or hold any particular security with respect to its Fund Account. BlueBay bears all expenses in connection with the performance of its services, including compensating and furnishing office space for its officers and employees connected with investment and economic research, trading and investment management of the Fund.

The BlueBay Sub-Advisory Agreement provides that BlueBay will hold harmless, indemnify and protect Great-West Funds, GWCM and their directors, officers, employees, agents, subsidiaries and affiliates from and against any and all damage, loss, liability and expense (including without limitation reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (each, a “Loss” and, collectively, the “Losses”) incurred or suffered by Great-West Funds or GWCM as a result of (1) any material breach of any representation or warranty, covenant or agreement made herein by BlueBay, or (2) the activities (or omissions by BlueBay to carry out its obligations hereunder) of BlueBay under the BlueBay Sub-Advisory Agreement, including the activities (or such omissions) of BlueBay’s directors, officers, employees, agents, subsidiaries, affiliates or any person or entity retained by BlueBay to perform or assist in the performance of its obligations hereunder, to the extent any Losses arise from the negligence, fraud, or default of any such person(s); provided, however, that in no event is BlueBay’s indemnity in favor of Great-West Funds or GWCM deemed to protect Great-West Funds or GWCM against any liability to which Great-West Funds or GWCM would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations or duties under the BlueBay Sub-Advisory Agreement or the GWCM Investment Advisory Agreement.

For services provided under the BlueBay Sub-Advisory Agreement, GWCM pays BlueBay a fee computed daily and paid monthly at the annual rate of 0.25% of the average daily net asset value up to and including $100 million of the Fund’s assets allocated to BlueBay (the “BlueBay Fund Account”) and 0.20% on BlueBay Fund Account assets over $100 million.

The BlueBay Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, by GWCM, by vote of the Board, by vote of a majority of the outstanding voting securities of the Fund, or by BlueBay, in each case on 60 days’ written notice. As required by the 1940 Act, the BlueBay Sub-Advisory Agreement will automatically terminate, without payment of penalty, in the event of its assignment, as defined in the 1940 Act. It will also terminate in the event that the GWCM Investment Advisory Agreement is terminated for any reason.

INFORMATION ABOUT BLUEBAY

BlueBay, an English limited liability partnership domiciled in the United Kingdom with its principal business address at 77 Grosvenor Street, London, W1K3JR, is registered as an investment adviser pursuant to the Advisers Act. BlueBay is a wholly-owned subsidiary of Royal Bank of Canada (“RBC”) and part of the RBC asset management division, RBC Global Asset Management group of companies. BlueBay was founded in 2001 and is an active fixed income specialist which provides asset management services to institutional investors and third-party distributors. As of June 30, 2021, BlueBay and its affiliates had approximately $78.2 billion in assets under management.

Except as otherwise specified herein, all information about BlueBay in this Information Statement has been provided by BlueBay.

Board of Directors and Management Team of BlueBay

The table below lists the individuals who serve as directors and principal executive officers of BlueBay and their principal occupations. The address for all BlueBay personnel is 77 Grosvenor Street, London, W1K3JR.

Name	Title
Erich Gerth	Chief Executive Officer, Director
Luc Leclercq	Chief Operating Officer and Chief Risk Officer, Director
Mark Dowding	Chief Investment Officer, Director
Jim Pettigrew	Independent Director, Chairman
Maria Bentley	Independent Director
Damon Williams	Director
Daniel Chornous	Director
Doug Guzman	Director
Sandra Aversa	Director

There are no arrangements or understandings made in connection with the BlueBay Sub-Advisory Agreement among Great-West Funds, GWCM, and BlueBay with respect to the composition of the managers of GWCM or the Board or with respect to the selection or appointment of any person to any office with any such entity.

Other Funds with Similar Investment Objectives Managed by BlueBay

BlueBay does not act as a sub-adviser to any other registered investment company having a similar investment objective to that of the Fund.

THE SUB-ADVISORY AGREEMENT WITH INSIGHT

The Insight Sub-Advisory Agreement among GWCM, Great West Funds on behalf of the Fund, and Insight became effective on September 1, 2021. The Insight Sub-Advisory Agreement was unanimously approved at a meeting held on June 9-10, 2021 by the Board (including a majority of the Independent Directors). As approved, the Insight Sub-Advisory Agreement is effective for an initial period of two years, and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors of Great-West Funds, GWCM and Insight.

Similar to the Mellon Sub-Advisory Agreement, the Insight Sub-Advisory Agreement contemplates a multi-manager approach to the sub-advisory services provided to the Fund. Under this multi-manager approach, each sub-adviser is responsible for the investment and re-investment of its respective Fund Account, and for making decisions to buy, sell or hold any particular security with respect to its Fund Account. Insight bears all expenses in connection with the performance of its services, including compensating and furnishing office space for its officers and employees connected with investment and economic research, trading and investment management of the Fund.

The Insight Sub-Advisory Agreement provides that Insight will hold harmless, indemnify and protect Great-West Funds, GWCM and their directors, officers, employees, agents, subsidiaries and affiliates from and against any and all damage, loss, liability and expense (including without limitation reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (each, a “Loss” and, collectively, the “Losses”) incurred or suffered by Great-West Funds or GWCM as a result of (1) any material breach of any representation or warranty, covenant or agreement made herein by Insight, or (2) the activities (or omissions by Insight to carry out its obligations hereunder) of Insight under the Insight Sub-Advisory Agreement, including the activities (or such omissions) of Insight’s directors, officers, employees, agents, subsidiaries, affiliates or any person or entity retained by Insight to perform or assist in the performance of its obligations hereunder, to the extent any Losses arise from the negligence, fraud, or default of any such person(s); provided, however, that in no event is Insight’s indemnity in favor of Great-West Funds or GWCM deemed to protect Great-West Funds or GWCM against any liability to which Great-West Funds or GWCM would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations or duties under the Insight Sub-Advisory Agreement or the GWCM Investment Advisory Agreement.

For services provided under the Insight Sub-Advisory Agreement, GWCM pays Insight a fee computed daily and paid monthly at the annual rate of 0.225% of the average daily net asset value of the Fund’s assets allocated to Insight (the “Insight Fund Account”) which is identical to the sub-advisory fees paid by GWCM to Mellon under the terms of the Mellon Sub-Advisory Agreement.

The Insight Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, by GWCM, by vote of the Board, by vote of a majority of the outstanding voting securities of the Fund, or by Insight, in each case on 60 days’ written notice. As required by the 1940 Act, the Insight Sub-Advisory Agreement will automatically terminate, without payment of penalty, in the event of its assignment, as defined in the 1940 Act. It will also terminate in the event that the GWCM Investment Advisory Agreement is terminated for any reason.

INFORMATION ABOUT INSIGHT

Insight, a New York limited liability company with its principal business address at 200 Park Avenue, New York, New York, 10016, is registered as an investment adviser pursuant to the Advisers Act. Insight is an indirect wholly-owned subsidiary of the Bank of New York Mellon Corporation, a global financial services organization that provides investment management and services worldwide. As of June 30, 2021, Insight and its affiliates had approximately $36.4 billion in assets under management.

Except as otherwise specified herein, all information about Insight in this Information Statement has been provided by Insight.

Board of Directors and Management Team of Insight

The table below lists the individuals who serve as directors and principal executive officers of Insight and their principal occupations. The address for all Insight personnel is 200 Park Avenue, New York, New York, 10016.

Name	Title
Clifford Corso	Executive Chairman
Mark Stancombe	Chief Executive Officer
Alex Veroude	Chief Investment Officer
Seth Gelman	Chief Compliance Officer
James D’Sidocky	General Counsel
Gregory Brisk	Director
Abdallah Nauphal	Manager
Jonathan Eliot	Manager
Danielle Pagano	Manager

There are no arrangements or understandings made in connection with the Insight Sub-Advisory Agreement among Great-West Funds, GWCM, and Insight with respect to the composition of the managers of GWCM or the Board or with respect to the selection or appointment of any person to any office with any such entity.

Other Funds with Similar Investment Objectives Managed by Insight

Insight serves as an investment adviser or sub-adviser to other investment companies with investment objectives similar to that of the Fund. The following table provides information about the size and rate of compensation with respect to those other investment companies, which Insight serves:

Fund	Net Assets as of 8/11/2021	Annual Advisory Fee Rate (as a % of average daily net assets)
BNY Mellon International Bond Fund	$334,239,700	0.50%

Insight has not waived, reduced or otherwise agreed to reduce its compensation under any applicable contract for the above-mentioned fund.

BOARD REVIEW AND APPROVAL OF THE AGREEMENTS

The Board, including the Independent Directors, at a meeting held on June 9-10, 2021 (the “Meeting”), unanimously approved (i) the BlueBay Sub-Advisory Agreement between Great-West Funds, GWCM and BlueBay and (ii) the Insight Sub-Advisory Agreement between Great-West Funds, GWCM and Insight, each with respect to the Fund.

Pursuant to their respective Agreements, BlueBay and Insight, subject to general supervision and oversight by GWCM and the Board, will be responsible for the day-to-day management of the investment and reinvestment of the assets of their allocated portion of the Fund’s portfolio, which includes making decisions to buy, sell or hold any particular security.

In approving each of the Agreements, the Board considered such information as the Board deemed reasonably necessary to evaluate the terms of the Agreements. In its deliberations, the Board did not identify any single factor as being determinative. Rather, the Board’s approval was based on each director’s business judgment after a comprehensive consideration of the information as a whole. Individual directors may have weighed certain factors differently and assigned varying degrees of materiality to information considered by the Board. The Independent Directors were assisted in their deliberations by independent legal counsel.

With respect to Insight, the Board considered that Mellon, a current sub-adviser of the Fund, and Insight are indirect wholly-owned subsidiaries of The Bank of New York Mellon Corporation (“BNY Mellon Corp.”) and that BNY Mellon Corp. intends to transfer the Mellon portfolio management team responsible for Mellon’s allocated portion of the Fund’s portfolio to Insight on or about August 31, 2021 (the “Reorganization”). The Board further considered that Mellon commenced management of its allocated portion of the Fund’s portfolio in August 2018 and that the Board most recently approved the continuation of the investment sub-advisory agreement between the Great-West Funds, GWCM and Mellon at its meeting held on April 20, 2021 (the “April Meeting”) as part of a multi-faceted annual review process.

Based upon its review of the Agreements and the information provided to it, the Board concluded that the Agreements were reasonable in light of the services to be performed, fees to be charged and such other matters as the directors considered relevant in the exercise of their business judgment. The principal factors and conclusions that formed the basis for the directors’ determinations to approve the Agreements are discussed below.

Nature, Extent and Quality of Services

The Board considered the nature, extent and quality of services to be provided to the Fund by BlueBay and Insight. Among other things, the Board considered their personnel, experience, resources and performance track record of managing a strategy similar to that which will be used for the Fund (and for Insight, Mellon’s performance track record in managing its allocated portion of the Fund’s portfolio), their ability to provide or obtain such services as may be necessary in managing, acquiring and disposing of investments on behalf of the Fund, and their ability to provide research and obtain and evaluate the economic, statistical and financial data relevant to the investment policies of the Fund. The Board also reviewed the qualifications, education, experience and tenure of the portfolio managers to be responsible for the day-to-day management of the Fund. In addition, the Board considered BlueBay’s and Insight’s reputation for management of their investment strategies, their investment-decision making process, their disaster recovery procedures, including cybersecurity risk mitigation, their overall financial condition and ability to carry out their obligations to the Fund, their technical resources, operational capabilities and safeguards, and compliance policies and procedures, as well as their practices regarding the selection and compensation of brokers and dealers for the execution of portfolio transactions and the procedures they use for obtaining best execution of portfolio transactions. With respect to Insight, the Board also considered Insight’s representations that the sub-adviser personnel providing services to the Fund would remain the same after the Reorganization, that the Reorganization would not impact the nature or quality of services provided by Insight to the Fund and that the Reorganization would not impact the resources, focus, culture or operations of Insight. The Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Fund by BlueBay and Insight.

Investment Performance

The Board considered the investment performance of BlueBay as provided by GWCM. The Board reviewed gross of fees performance information of a similar strategy managed by BlueBay for the three-month, one-year, three-year and five-year periods ended March 31, 2021 as compared against the Fund’s new benchmark and the Morningstar global bond group. The Board noted that BlueBay outperformed the Fund’s benchmark and the Morningstar global bond category for the one- and three-year periods but underperformed the Fund’s benchmark and the Morningstar global bond category for the other periods reviewed. For Insight, the Board noted the performance information regarding the Fund it considered at the April Meeting. The Board considered information provided by GWCM representing that BlueBay’s and Insight’s investment strategy and investment performance is complementary to those of the other in concluding that it was satisfied with the investment performance of BlueBay and Insight.

Costs and Profitability

The Board considered the costs of services to be provided by BlueBay and Insight. With respect to the costs of services, the Board considered the structure and level of the sub-advisory fees payable by GWCM to BlueBay and Insight. In evaluating the sub-advisory fees payable to BlueBay, the Board considered information regarding its fee schedules for other funds managed by BlueBay in the same investment style as the Fund and noted that, based on the information provided by BlueBay, the fee proposed to be charged to GWCM for the Fund was lower than such fee schedules. For Insight, the Board noted the information it received at the April Meeting regarding the fees charged by Mellon to a U.S. retail mutual fund it manages with similar investment objectives and strategies as the Fund.

The Board also considered the overall financial soundness of BlueBay and Insight. The Board reviewed the statement of financial condition of BlueBay and Insight and the profits estimated to have been realized by Mellon as provided at the April Meeting. Based on the information provided, the Board concluded that the costs of the services provided, and the profits estimated to have been realized by Mellon were not unreasonable in relation to the nature, extent and quality of the services provided. The Board noted that BlueBay did not provide an estimate of profits to be realized related to the Fund and concluded that, since the agreement with BlueBay is at arm’s length, such information regarding BlueBay was not relevant to its consideration of the BlueBay Sub-Advisory Agreement.

Economies of Scale

In evaluating economies of scale, the Board considered, among other things, the level of sub-advisory fees payable by GWCM and whether those fees include breakpoints and the current level of Fund assets that will be allocated to BlueBay and Insight. Based on the information provided, the Board concluded that the sub-advisory fee schedules reflect an appropriate recognition of economies of scale.

Other Factors

The Board considered ancillary benefits to be derived by BlueBay and Insight from their relationship with the Fund as part of the total mix of information evaluated by the Board. As to BlueBay, the Board considered BlueBay’s statement that its management of assets of the Fund would be accretive to BlueBay’s scale. As to Insight, the Board noted Mellon’s previous statement considered at the April Meeting that Insight cannot estimate any indirect benefits to be received from its relationship with the Fund, although the Board considered that an affiliate of Insight is the custodian of the Fund. The Board concluded that the proposed sub-advisory fees were reasonable, taking into account any ancillary benefits to be derived by BlueBay and Insight.

Conclusion

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Agreements are reasonable, and that the approval of the Agreements is in the best interests of the Fund.

OTHER INFORMATION

Great-West Funds sells Fund shares to insurance company separate accounts for certain variable annuity contracts and variable life insurance policies, to individual retirement account custodians or trustees, to plan sponsors of qualified retirement plans, to college savings programs, and to asset allocation funds that are series of Great-West Funds.

The separate accounts of GWL&A and Great-West Life & Annuity Insurance Company of New York (“GWL&A of NY”) are referred to as the “Series Accounts.” Shares of the Fund may be sold to various Series Accounts of GWL&A and GWL&A of NY, which are registered with the SEC as unit investment trusts under the 1940 Act. In addition, shares of the Fund may be sold to various Series Accounts of GWL&A and GWL&A of NY that are not registered with the SEC. Shares of the Fund are sold to the registered and unregistered Series Accounts to fund certain variable annuity contracts and variable life insurance policies. On September 1, 2021, the directors and officers of the Fund, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.

Shareholders with an ownership interest of 5% or greater in the Fund as of September 1, 2021 were:

Great-West Global Bond Fund – Institutional Class Shares
Record Owner	Address	Percentage
Great-West Conservative Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	17.54%
Great-West Moderate Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	15.25%
Great-West Lifetime 2025 Fund Service Class	8515 E. Orchard Road, Greenwood Village, CO 80111	8.15%
Great-West Moderately Conservative Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	7.37%

Great-West Global Bond Fund – Institutional Class Shares
Record Owner	Address	Percentage
Great-West Lifetime 2025 Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	6.20%
Great-West Lifetime 2035 Fund Service Class	8515 E. Orchard Road, Greenwood Village, CO 80111	5.50%
Great-West Moderately Aggressive Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	5.48%

Great-West Global Bond Fund – Investor Class Shares
Record Owner	Address	Percentage
Future Funds II Series Account	8515 E. Orchard Road, Greenwood Village, CO 80111	39.92%
Great-West Life & Annuity Insurance Company Staff and Agents Savings Plan	8525 E. Orchard Road, Greenwood Village, CO 80111	16.75%
GWLA Variable Annuity 2 Series Accounts	8515 E. Orchard Road, Greenwood Village, CO 80111	11.54%
GWLA COLI-VUL 7 Series Accounts	8515 E. Orchard Road, Greenwood Village, CO 80111	9.08%
GWLA COLI-VUL 2 Series Accounts	8515 E. Orchard Road, Greenwood Village, CO 80111	5.04%

Broker Commissions

During the fiscal year ended December 31, 2020, Great-West Funds paid commissions in the amount of $1,563,188 to brokers affiliated with BlueBay and paid commissions in the amount of $13,330 to brokers affiliated with Insight; no commissions were paid by the Fund to brokers affiliated with BlueBay or Insight.

Principal Underwriter, Administrator, Custodian

GWFS Equities, Inc. (“GWFS”), a wholly-owned subsidiary of GWL&A, is the principal underwriter for Great-West Funds. GWL&A provides recordkeeping and administrative services for Great-West Funds. GWFS and GWL&A are located at 8515 E. Orchard Road, Greenwood Village, Colorado 80111.

The Bank of New York Mellon serves as custodian of the assets for all Great-West Funds with the exception of the Profile Funds, Lifetime Funds, SecureFoundation® Balanced Fund, and SecureFoundation® Lifetime Funds and will continue to provide these services after Insight becomes a sub-adviser to the Fund. For the fiscal year ended December 31, 2020, GWCM paid the Bank of New York Mellon $1,491,864 for custodial services.

Annual and Semi-Annual Reports

Upon request, Great-West Funds will furnish, without charge, a copy of the most recent Annual Report and the most recent Semi-Annual Report to the shareholders of the Fund. Requests should be directed in writing to 8515 East Orchard Road, 2T3, Greenwood Village, Colorado 80111. The Annual and Semi-Annual Reports of the Fund may also be requested by calling (866) 831-7129 and may be found on Great-West Funds’ web site at www.greatwestinvestments.com.